                                                                  Rule 424(b)(3)
                                                      Registration No. 333-53819
                                                           CUSIP #:63743HCB6

                  PRICING SUPPLEMENT NO. 2202 DATED OCTOBER 16, 1998 TO PROSPECTUS SUPPLEMENTAL DATED JUNE 16, 1998
                    AND BASE PROSPECTUS DATED JUNE 5, 1998

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              25,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           10/21/98


 Maturity Date:                 10/21/2003


 Interest Rate:                 5.200% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            0.500%


 Form of Note
 (Book-Entry or Certificated):  Book-Entry


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $3,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $2,121,909,000 Series C
have been issued.